Exhibit 10.41
December 1, 2010
John J. Gauthier
9 Farm Springs Road
Farmington, CT 06032
Re: Employment Agreement Amendment
Dear John:
     Reference is made to that certain employment agreement by and between you and Newmarket Administrative Services, Inc., a Delaware corporation (the “Company”), dated as of July 1, 2010 (the “Employment Agreement”).
     As you are aware, following the redomestication of Allied World Assurance Company Holdings, Ltd’s jurisdiction of incorporation from Bermuda to Switzerland, you will be required to work part-time in Switzerland. The purpose of this letter is to formally amend the Employment Agreement to reflect your responsibility to work part-time in Switzerland and to comply with certain other provisions of Swiss law referred to below. Accordingly, the parties hereto hereby agree as follows:
1.	You shall be required to spend a minimum of 10% of your annual working time in Switzerland subject to your receipt of any applicable Swiss work and residence permits.

2.	You shall be reimbursed for your reasonable business expenses incurred in carrying out your duties in Switzerland in accordance with Section 7 of the Employment Agreement.

3.	Any applicable contributions for AHV/IV/EO (federal retirement and survivors’/disability/income replacement insurance), ALV (unemployment insurance), BVG (occupational retirement, survivors’ and disability pension plans), UVG (accident insurance) and applicable tax at source, payable by you in accordance with Swiss law, may be deducted from your gross pay.

4.	By execution hereof, you and the Company each hereby consent, in satisfaction of the requirements under Section 17 of the Employment Agreement, to the execution of this letter.
     All other provisions of the Employment Agreement that are not addressed in this letter shall remain unchanged and in full force and effect. To confirm your agreement with this amendment to the Employment Agreement, please execute both copies of this letter where indicated below and return one executed copy to me and retain one copy for your files.
Sincerely,

NEWMARKET ADMINISTRATIVE SERVICES, INC.
By:	/s/ Scott A. Carmilani
	Name:	Scott A. Carmilani
	Title:	Director

Agreed and accepted as of December 1, 2010:
/s/ John J. Gauthier
John J. Gauthier